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                                                            EXHIBIT 99.2

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                       CSX TRADE RECEIVABLES CORPORATION,
                                    SELLER,

                           CSX TRANSPORTATION, INC.,
                                   SERVICER,

                                      AND

                           THE CHASE MANHATTAN BANK,
                        A NEW YORK BANKING CORPORATION,
                                    TRUSTEE

                             ---------------------
                                AMENDMENT NO. 1

                           dated as of June __, 1998

                             ---------------------
                                  Amending the

                            SERIES 1993-1 SUPPLEMENT

                         Dated as of  October 28, 1993

                                       to

                              AMENDED AND RESTATED

                        POOLING AND SERVICING AGREEMENT



                          Dated as of October 27, 1993


                         among the Seller, the Servicer
                                and the Trustee


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     AMENDMENT NO. 1 ("Amendment"), dated as of the ____ day of May, 1998, to the Series 1993-1 Supplement (the "Supplement"), dated as of October 28, 1997, to the Amended and Restated Pooling and Servicing Agreement (the "Agreement"), dated as of October 27, 1993, by and among CSX Trade Receivables Corporation, a Delaware corporation (the "Seller"); CSX Transportation, Inc., a Virginia corporation (the "Servicer); and The Chase Manhattan Bank, a New York banking corporation, as successor in interest to Chemical Bank, as Trustee (the "Trustee").

     WHEREAS, the Seller, the Servicer and the Trustee wish to amend the Supplement on the terms and conditions set forth herein; and

     WHEREAS, Section 13.01 of the Agreement permits the Seller, the Servicer and the Trustee to amend the Agreement and any Supplement without the consent of any Investor Certificateholder, any Purchaser or any Purchaser Agent, provided that such amendment shall not adversely affect the interests of any Investor Certificateholder or Purchaser or otherwise have an Adverse Effect.

     NOW THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:


I.  Amendments
--------------


     The following articles and sections of the Agreement are hereby amended as listed:

          Section 2.01
          ------------

          The following definition shall be added to Section 2.01:

               "Series 1993-1 Defeasance" shall have the meaning specified in
          Section 4.07.

          Section 4.04
          ------------

          Section 4.04 shall apply only in the event a Series 1993-1 Defeasance has not occurred.

          Section 4.07
          ------------

          The following section shall be added to Article IV:

               Section 4.07.  Defeasance of Series 1993-1 Certificates.  The
                              -----------------------------------------
          Seller may, at any time during the period beginning on the first day of the Due Period immediately preceding the Accumulation Period and ending on the Expected Final Payment Date, deposit, from proceeds of the sale of a Series of Investor Certificates or from Collections as provided herein, funds into the Principal Funding Account in an amount which, together with any amounts on deposit therein, equals the unpaid principal balance of the Series 1993-1 Certificates plus an amount sufficient to pay all amounts which will be accrued and unpaid as of each remaining Distribution Date
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          for Series 1993-1 through and including the Expected Final Payment
          Date (a "Series 1993-1 Defeasance") for Series 1993-1. In the event of a Series 1993-1 Defeasance, the Servicer shall, by written request specifying all distributions to be made, cause the Trustee to (i) apply on each remaining Payment Date funds on deposit in the Principal Funding Account and pay to the Paying Agent for payment to the Series 1993-1 Certificateholders an amount equal to Monthly Interest for such Payment Date, plus the amount of any Monthly Interest previously due but not paid to the Series 1993-1 Certificateholders on a prior Payment Date, plus the amount of any Additional Interest for such Payment Date and any Additional Interest previously due but not paid to the Series 1993-1 Certificateholders on a prior Payment Date and
          (ii) apply any remaining amounts in the Principal Funding Account to the payment of principal to the Series 1993-1 Certificateholders, pursuant to Section 5.01(b).

II.  Effective Date of Amendments
---------------------------------

          This Amendment shall be effective as of May __, 1998.

III.  Miscellaneous
-------------------

          (a) Upon the effectiveness hereof, on and after the date hereof, each reference in the Supplement to "this Series Supplement," "hereof," "herein," or "hereunder" or words of like import referring to the Supplement, and each reference in any other agreement to "the Series Supplement", "thereunder," "therein," or "thereof" or words of like import referring to the Supplement, shall mean and be a reference to the Supplement as amended hereby.

          (b) Except as specifically amended above, the Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Supplement, or constitute a waiver of any provision of any other agreement.

          Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

          This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
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          IN WITNESS WHEREOF, we have set our hands as of the ____ day of May,
1998.

                                 CSX TRADE RECEIVABLES
                                 CORPORATION, as Seller


                                 by

                                 --------------------------------------
                                 Title:


                                 CSX TRANSPORTATION, INC., as Servicer


                                 by

                                 ---------------------------------------
                                 Title:


                                 THE CHASE MANHATTAN BANK, as Trustee


                                  by

                                  --------------------------------------
                                  Title: